As Filed with the Securities and Exchange Commission on November 30, 2000.
                                                    Registration Number 0-20101
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            URECOATS INDUSTRIES INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)

           Delaware                                            13-3545304
-------------------------------                           -------------------
(State or other jurisdiction of                              (IRS Employer
incorporation or organization)                            Identification No.)

                             Powerline Business Park
                      4100 North Powerline Road, Suite F-1
            Pompano Beach, Florida                           33073
            ------------------------------------------------------
            (Address of Principal Executive Offices)    (Zip Code)

                             URECOATS INDUSTRIES INC.
                       2000 STOCK PURCHASE AND OPTION PLAN
                       -----------------------------------
                             (Full title of the Plan)

                              Alfred V. Greco, PLLC
                          666 Fifth Avenue (14th Floor)
                            New York, New York 10103
                           Telephone:  (212) 246-6550
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                   Proposed      Proposed
                                   maximum       maximum
Title of                           offering      aggregate     Amount of
securities to     Amount to be     price per     offering      registration
be registered     registered       share (a)     price (a)     fee (a)
--------------    ------------     ---------     ----------    ------------
Common Stock
$.01 par value     5,000,000         $1.00       $5,000,000    $   1,320.00

(a)  estimated solely for purposes of computing filing fee.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


ITEM 1:  Plan Information.

The information required by Part I is included in documents to be sent or given to the participants.

ITEM 2:  Registration Information and Employee Plan Annual Information.

Upon written or oral request, Urecoats Industries Inc., a Delaware corporation (the "registrant") will provide, without charge, a copy of all documents incorporated by reference in Item 3 of Part II of this registration statement, which are incorporated by reference in the Section 10(a) prospectus, and all other documents required to be delivered to employees pursuant to Rule 428(b) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). All requests should be made to Urecoats Industries Inc., attn: Michael T. Adams, Corporate Secretary, 4100 North Powerline Road, Suite F-1, Pompano Beach, Florida 33073, telephone number (954) 977-5428.


PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3:  Incorporation of Documents by Reference.

The following documents, which are on file with the Securities and Exchange Commission (the "Commission"), are incorporated in this registration statement by reference:

     (a)  The registrant's latest annual report on Form 10-KSB.
     (b) All other reports filed by the registrant pursuant to sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the year covered by the Form 10-KSB referred to in
          (a) above.
     (c)  Not Applicable.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4:  Description of Securities.

The registrant is authorized to issue One Hundred and Forty Million (140,000,000) shares of Common Stock. The par value of each of said shares is $.01. All such shares are of one class, which shares of Common Stock have full voting and dividend rights (subject to such preferential dividend rights as may be applicable to shares of Preferred Stock) but without cumulative voting rights or any pre-emptive rights.


ITEM 5:  Interests of Named Experts and Counsel.

Not Applicable

ITEM 6:  Indemnification of Directors and Officers.

The registrant's Restated Certificate of Incorporation generally provides for the maximum indemnification of a corporation's officers and directors as permitted by law in the State of Delaware. Delaware law empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except in the case of an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceedings, had no reasonable cause to believe his or her conduct was unlawful.

A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses, including amounts paid in settlement and attorney's fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for which expenses as the court deems proper.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he or she must be indemnified by the corporation against expenses, including attorney's fees, actually and reasonably incurred by him or her in connection with the defense. Any indemnification under this section, unless ordered by a court or advanced pursuant to this section, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) by the stockholders; (b) by the board of directors by majority vote or a quorum consisting of directors who were not parties to the action, suit or proceeding; (c) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

The restated certificate of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. The provisions of this section do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section: (a) does not exclude any other rights to which a person seeking indemnification or advancement or expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his or her official capacity or an action in another capacity while holding his or her office, except that indemnification, unless ordered by a court pursuant to this section or for the advancement of any director or officer if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and (b) continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.


ITEM 7:  Exemption From Registration Claimed.

Not Applicable


ITEM 8:  Exhibits.

The exhibits to this registration statement are listed in the Exhibit Index elsewhere herein.

ITEM 9:  Undertakings.

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pompano Beach, State of Florida, on November 30, 2000.

URECOATS INDUSTRIES INC.
     (Registrant)


By: /s/ Larry T. Clemons
    -------------------------------
    Larry T. Clemons
    President

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

          Name                     Capacities                 Date
------------------------    --------------------------    -----------------


/s/ Richard J. Kurtz        Chairman of the Board         November 28, 2000
------------------------      and Chief Executive
Richard J. Kurtz              Officer


/s/ Larry T. Clemons        President, Chief Operating    November 27, 2000
------------------------      Officer, Treasurer and
Larry T. Clemons              Director


/s/ Paul B. Andreassen      Chief Financial Officer       November 27, 2000
------------------------
Paul B. Andreassen


/s/ David M. Goldblatt      Director                      November 29, 2000
------------------------
David M. Goldblatt


/s/ Arthur J. Gregg         Director                      November 29, 2000
------------------------
Arthur J. Gregg


/s/ Gary M. Zeller          Director                      November 29, 2000
------------------------
Gary M. Zeller

The Plan. Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pompano Beach, State of Florida, on November 30, 2000.

2000 STOCK PURCHASE AND OPTION PLAN
             (Plan)


By: /s/ Larry T. Clemons
    -------------------------------
    Larry T. Clemons
    Treasurer


By: /s/ Michael T. Adams
    -------------------------------
    Michael T. Adams
    Secretary

                                  EXHIBIT INDEX
                                  -------------


                                                         Page in Sequential
Exhibit                                                     Number System
-----------------------------------------------------    ------------------
(1)   Not Applicable
(2)   Not Applicable
(3)   Not Applicable
(4)   Instruments defining the rights of security
      holders, including indentures.
      (i)  Excerpts of the Company's Restated
           Certificate of Incorporation, as amended.             10-12
      (ii) Excerpts of the Company's By-Laws.                    13-17
(5)   Opinion on legality.
      (i)  Consent and Opinion of Alfred V. Greco, PLLC             18
(6)   Not Applicable
(7)   Not Applicable
(8)   Not Applicable
(9)   Not Applicable
(10)  The Company's 2000 Stock Purchase and Option Plan          19-31
(11)  Not Applicable
(12)  Not Applicable
(13)  Not Applicable
(14)  Not Applicable
(15)  Not Applicable
(16)  Not Applicable
(17)  Not Applicable
(18)  Not Applicable
(19)  Not Applicable
(20)  Not Applicable
(21)  Not Applicable
(22)  Not Applicable
(23)  Consent of experts and Counsel
      (i)  Consent of Joel S. Baum, CPA, PA                         32
      (ii) Consent of Alfred V. Greco, PLLC
           (included in (5) above)                                  33
(24)  Not Applicable
(25)  Not Applicable
(26)  Not Applicable
(27)  Not Applicable
(28)  Not Applicable
(99)  Not Applicable